Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

September 28, 2021

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Senior Vice President

402-952-1235

America First Multifamily Investors, L.P. Announces Closing of Public Offering of Beneficial Unit Certificates and Full Exercise of Underwriters’ Option to Purchase Additional BUCs

OMAHA, Nebraska – September 28, 2021 - America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership”) today announced that it has closed its previously announced underwritten public offering of 4,750,000 beneficial unit certificates (“BUCs”) representing assigned limited partnership interests at a price to the public of $6.10 per BUC. In addition, the Partnership announced that the underwriters exercised in full their option to purchase an additional 712,500 BUCs at $6.10 per BUC. As a result, the Partnership issued an aggregate of 5,462,500 BUCs in the offering.

The Partnership raised approximately $31.5 million in net proceeds in the offering, after the payment of underwriting discounts and commissions.

The Partnership intends to utilize the net proceeds from the offering to acquire additional mortgage revenue bonds, governmental issuer loans, investments in unconsolidated entities and other investments meeting its investment criteria and for general working capital needs.

Raymond James & Associates, Inc. acted as the lead book-running manager for the offering and JMP Securities LLC and JonesTrading Institutional Services LLC acted as the joint book-running managers.

A shelf registration statement on Form S-3 (File No. 333-235259) relating to the offered securities was previously declared effective by the Securities and Exchange Commission (“SEC”) on December 6, 2019.  The offering was made solely by means of a prospectus supplement and accompanying base prospectus forming a part of the registration statement. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained on the SEC’s website at www.sec.gov or by contacting: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, telephone (800) 248-8863, email: prospectus@raymondjames.com; JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attention: Prospectus Department, telephone (415) 835-8985, email: syndicate@jmpsecurities.com; or JonesTrading Institutional Services LLC, 757 Third Avenue, 23rd Floor, New York, NY 10017, email: syndicate@jonestrading.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  These forward-looking statements include, but are not limited to, statements regarding the intended use of proceeds, investments and the closing of the offering.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: risks involving current maturities of financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.